Exhibit (h)(2)(a)(i)



      THIS ASSIGNMENT AND ASSUMPTION AGREEMENT AND CONSENT (this "Agreement") is entered as of this 12th day of August, 2003, by and among INVESCO Funds Group, Inc. ("IFG"), A I M Advisors, Inc. ("AIM"), and the INVESCO investment companies listed on the signature page hereof on behalf of each of their Funds (as hereinafter defined).

      WHEREAS, the INVESCO Mutual Funds listed in Attachment A (the "Funds") are series of INVESCO Bond Funds, Inc., INVESCO Combination Stock and Bond Funds, Inc., INVESCO Counselor Series Funds, Inc., INVESCO International Funds, Inc., INVESCO Manager Series Funds, Inc., INVESCO Money Market Funds, Inc., INVESCO Sector Funds, Inc., INVESCO Stock Funds, Inc., INVESCO Treasurer's Series Funds, Inc. and INVESCO Variable Investment Funds, Inc., all of which are registered investment companies (the "Companies");

      WHEREAS, IFG and the Companies are parties to that certain Administrative Services Agreement dated June 1, 2000 (the "Administration Agreement");

      WHEREAS, as part of the integration initiative proposed by AMVESCAP PLC, the parent of IFG and AIM, it is proposed that AIM will become the Administrator of the Funds; and

      WHEREAS, the Administration Agreement permits IFG to delegate its duties with the written consent of the Funds;

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

      NOW, THEREFORE, in consideration of the foregoing recitals and the mutual representations, warranties, covenants and agreements set forth herein, and intending to be legally bound hereby, the parties hereto agree as follows:

      1. On the dates indicated on Schedule A as it is amended from time to time by adding or amending a date with respect to a portfolio, IFG assigns to AIM and its successors and assigns, to its and their own use and benefit, all of IFG's right, title and interest in, to and under the Administration Agreement, and AIM assumes and agrees to perform all of IFG's liabilities and obligations under the Administration Agreement.

      2. The Funds consent to the assignment and assumption of such rights and obligations of IFG to and by AIM.

      3. The assignment and assumption of the rights and obligations of IFG to and by AIM shall be effective as of and after the date listed on Schedule A as it is amended from time to time by IFG and AIM without further consent of the Funds.

      4. All of the terms and provisions of this Agreement shall be binding upon IFG and its successors and assigns, and shall inure to the benefit of AIM and its successors and assigns.

      5. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute a single instrument. Except insofar as the Investment Company Act of 1940, as amended, or other federal laws or regulations may be controlling, this Agreement shall be governed by, and construed and enforced in accordance with, the internal laws of the State of Colorado. Any amendment to this agreement shall be in writing and signed by the parties hereto.

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

      IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first set forth above.

                                        INVESCO FUNDS GROUP, INC.


                                        By:  /s/ Raymond R. Cunningham
                                           --------------------------------
                                        Name:  Raymond R. Cunningham
                                        Title: President



                                        A I M ADVISORS, INC.


                                        By:  /s/ Mark H. Williamson
                                           --------------------------------
                                        Name:  Mark H. Williamson
                                        Title: President


                                        INVESCO Bond Funds, Inc.
                                        INVESCO Combination Stock and Bond
                                          Funds, Inc.
                                        INVESCO Counselor Series Funds, Inc.
                                        INVESCO International Funds, Inc.
                                        INVESCO Manager Series Funds, Inc.
                                        INVESCO Money Market Funds, Inc.
                                        INVESCO Sector Funds, Inc.
                                        INVESCO Stock Funds, Inc.
                                        INVESCO Treasurer's Series Funds, Inc.
                                        INVESCO Variable Investment Funds, Inc.


                                        By:/s/ Raymond R. Cunningham
                                           --------------------------------
                                        Name:  Raymond R. Cunningham
                                        Title: President

                                           ATTACHMENT A

                  PROPOSED TRANSITION SCHEDULE OF ADMINISTRATION SERVICES TO AIM

------------------------------------------------------------------------------------------------------
                                                                                       DATE FUND
              FUND                                 REGISTRANT                        AMINISTRATION
                                                                                     IS EXPECTED TO
                                                                                    TRANSITION TO AIM
------------------------------------------------------------------------------------------------------
INVESCO Mid-Cap Growth Fund              INVESCO Stock Funds, Inc.                       8/1/03
INVESCO Dynamics Fund                    INVESCO Stock Funds, Inc.
INVESCO Small Company Growth Fund        INVESCO Stock Funds, Inc.
INVESCO International Blue Chip Value    INVESCO International Funds, Inc.
Fund
INVESCO VIF Dynamics Fund                INVESCO Variable Investment Funds, Inc.
INVESCO VIF Small Company Growth Fund    INVESCO Variable Investment Funds, Inc.
------------------------------------------------------------------------------------------------------
INVESCO S&P 500 Index Fund               INVESCO Stock Funds, Inc.                       8/20/03
------------------------------------------------------------------------------------------------------
INVESCO Energy Fund                      INVESCO Sector Funds, Inc.                      9/2/03
INVESCO Financial Services Fund          INVESCO Sector Funds, Inc.
INVESCO Gold and Precious Metals Fund    INVESCO Sector Funds, Inc.
INVESCO Health Sciences Fund             INVESCO Sector Funds, Inc.
INVESCO Leisure Fund                     INVESCO Sector Funds, Inc.
INVESCO Real Estate Opportunity Fund     INVESCO Sector Funds, Inc.
INVESCO Technology Fund                  INVESCO Sector Funds, Inc.
INVESCO Telecommunications Fund          INVESCO Sector Funds, Inc.
INVESCO Utilities Fund                   INVESCO Sector Funds, Inc.
INVESCO Core Equity Fund                 INVESCO Combination Stock & Bond
                                         Funds, Inc.
INVESCO Total Return Fund                INVESCO Combination Stock & Bond
                                         Funds, Inc.
INVESCO Treasurer's Money Market         INVESCO Treasurer's Series Funds, Inc.
 Reserve Fund
INVESCO Treasurer's Tax-Exempt Reserve   INVESCO Treasurer's Series Funds, Inc.
Fund
INVESCO US Government Money Fund         INVESCO Money Market Funds, Inc.
INVESCO Advantage Global Health Science  INVESCO Counselor Series Funds, Inc.
Fund
INVESCO VIF Utilities Fund               INVESCO Variable Investment Funds, Inc.
------------------------------------------------------------------------------------------------------
INVESCO Multi-Sector Fund                INVESCO Manager Series Funds, Inc.              10/1/03
INVESCO VIF Financial Services Fund      INVESCO Variable Investment Funds, Inc.
INVESCO VIF Health Sciences Fund         INVESCO Variable Investment Funds, Inc.
INVESCO VIF Leisure Fund                 INVESCO Variable Investment Funds, Inc.
INVESCO VIF Core Equity Fund             INVESCO Variable Investment Funds, Inc.
INVESCO VIF Growth Fund                  INVESCO Variable Investment Funds, Inc.
INVESCO VIF Technology Fund              INVESCO Variable Investment Funds, Inc.
INVESCO VIF Telecommunications Fund      INVESCO Variable Investment Funds, Inc.
------------------------------------------------------------------------------------------------------
INVESCO VIF High Yield Fund              INVESCO Variable Investment Funds, Inc.         11/3/03
INVESCO VIF Real Estate Opportunity Fund INVESCO Variable Investment Funds, Inc.
INVESCO VIF Total Return Fund            INVESCO Variable Investment Funds, Inc.
------------------------------------------------------------------------------------------------------
INVESCO Advantage Fund                   INVESCO Counselor Series Funds, Inc.            11/05/03*
INVESCO Balanced Fund                    INVESCO Combination Stock & Bond
                                         Funds, Inc.
INVESCO Cash Reserves Fund               INVESCO Money Market Funds, Inc.
INVESCO European Fund                    INVESCO International Funds, Inc.
INVESCO Growth and Income Fund           INVESCO Stock Funds, Inc.
INVESCO Growth Fund                      INVESCO Stock Funds, Inc.
INVESCO High Yield Fund                  INVESCO Bond Funds, Inc.
INVESCO Select Income Fund               INVESCO Bond Funds, Inc.
INVESCO Tax-Free Bond Fund               INVESCO Bond Funds, Inc.
INVESCO Tax-Free Money Fund              INVESCO Money Market Funds, Inc.
INVESCO U.S. Government Securities Fund  INVESCO Bond Funds, Inc.
INVESCO Value Equity Fund                INVESCO Stock Funds, Inc.
------------------------------------------------------------------------------------------------------

* The fund administration on these funds is not transitioning to AIM unless shareholders do not approve merger.

   Date shown is estimated  transition date if merger has not occurred.

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